Exhibit 10.105

ASSIGNMENT, BILL OF SALE AND QUIT CLAIM OF OIL AND GAS LEASE

State:	TEXAS

County:	RUSK

Grantor:	DON L. MATHEWS P. O. Box 1254 Gladewater, TX 75647

Grantee:	ENERGYTEC, INC 14785 Preston Road, Ste 550 Dallas, Texas 75254

Effective Date: August 6, 2004

Grantor, named above, is the owner of the leases described below (the “Lands”) located in the county and state named above:

That certain 12.0 Acres of land, more or less, called the Thrash “A” Lease, in the R. Collard Survey, A-190, Rusk County, Texas and more particularly described in that certain Assignment of Oil and Gas Lease made and entered into by and between Longview Production as Grantors and Don L. Mathews as Grantee dated the 16th day of March 1995 (the “Assignment”) said Assignment being recorded in Book 1906 at Page 781 of the Official Public Records of Rusk County, Texas.

For adequate consideration, Grantor grants, sells, and quit claims to Grantee, named above, without warranty of title or any warranty or representations of fitness for a particular purpose, express or implied, all rights, equipment, machinery, and fixtures which are located on the Lands attributive to the Assignment of Oil and Gas Lease.

This Assignment, Bill of Sale and Quit Claim is made subject to all terms and conditions of the oil, gas, and mineral lease.

Grantor makes no representations as to the condition of the lease premises conveyed hereby, not to the quality, size, weight or condition of the equipment contained on the lease premises. Grantee has inspected the premises and is aware of equipment contained on the lease premises. Condition of the lease premises and equipment and personal property thereon, is accepted buy the Grantee on a “as is” “where is” basis.

By accepting this Deed, Grantee agrees to indemnify and hold Grantor harmless from any claim that may be made by any person, firm, or entity, to the equipment, machinery, obligations of plugging, abandoning, restoration of the surface, and fixtures that are the subject of this Deed. Grantee agrees to file the required forms with the Texas Railroad Commission changing operator of record as of August 6, 2004.

Grantor executes this Deed as of the date set out below, but shall be deemed effective for all purposes as of the Effective Date stated above.

IN WITNESS WHEREOF, the Grantor and Grantee have executed this Bill of Sale on this the 6th day of August, 2004, but effective August 6, 2004.

GRANTOR:	GRANTEE:
DON L. MATHEWS	ENERGYTEC, INC

/s/ Don L. Mathews	/s/ Don Hamilton
DON L. MATHEWS	By: DON HAMILTON, as duly authorized agent of Energytec, Inc.

STATE OF TEXAS

COUNTY OF RUSK

This instrument was acknowledged before me on the 6th day of August, 2004 by DON L. MATHEWS.

/s/ Dennis M. Lewis, Jr.
Notary Public, state of TEXAS

Notary’s name (printed)	Dennis M. Lewis Jr.

Notary’s commission expires:	Sept. 18, 2007

STATE OF TEXAS

COUNTY OF RUSK

This instrument was acknowledged before me on the 6th of August, 2004 by DON HAMILTON.

/s/ Dennis M. Lewis, Jr.
Notary Public, state of TEXAS

Notary’s name (printed)	Dennis M. Lewis Jr.

Notary’s commission expires:	Sept. 18, 2007

AFTER RECORDING RETURN TO:

G & H ASSOCIATES, INC.

1800 Shiloh Rd. Suite 101

Tyler, TX 75703

STATE OF TEXAS COUNTY OF RUSK
I hereby certify that this Instrument was filed on the date and time stamped hereon by me and was duly recorded in the volume and page of the named records of Rusk County, Texas as stamped hereon by me. OFFICIAL PUBLIC RECORDS
AUG 12 2004

/s/ Frank Hudson
FRANK HUDSON, COUNTY CLERK RUSK COUNTY, TEXAS